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                                                                     Exhibit 1.1

                       COMPUTER PROGRAMS AND SYSTEMS, INC.

                                3,000,000 SHARES

                                  COMMON STOCK
                               ($0.001 PAR VALUE)


                             UNDERWRITING AGREEMENT


_________________, 2002

Morgan Keegan & Company, Inc.
Raymond James & Associates, Inc.
As Representatives of the Several Underwriters
  Named in Schedule II
c/o Morgan Keegan & Company, Inc.
50 Front Street
Memphis, Tennessee  38103

Ladies and Gentlemen:

     Computer Programs and Systems, Inc., a Delaware corporation (the "Company"), and those certain stockholders of the Company named in Schedule I (the "Selling Stockholders") propose to sell to the several underwriters named in Schedule II (collectively, the "Underwriters") an aggregate of 3,000,000 shares (the "Firm Shares") of the Company's common stock, $0.001 par value per share (the "Common Stock"), of which 1,200,000 shares will be sold by the Company and 1,800,000 shares will be sold by the Selling Stockholders. The Firm Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule II opposite the name of such Underwriter. The respective number of shares to be sold by the Selling Stockholders are set forth opposite their names in Schedule I.

     Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Selling Stockholders grant to the Underwriters the right to purchase up to an additional 450,000 shares of Common Stock (the "Option Shares"), which option shall be exercisable in the manner, and such Option Shares shall be sold in the denominations, set forth in Section 3(b) below. The Firm Shares and Option Shares are herein sometimes referred to as the "Shares."

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     Section 1. Representations and Warranties of the Company. The Company
represents and warrants to, and agree with, each of the Underwriters that:

     (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-84726) with respect to the Shares, including a preliminary form of prospectus subject to completion, in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations of the Commission thereunder (all such rules and regulations, including Regulation S-X to the extent applicable, referred to as the "1933 Act Regulations"); and such amendments to such registration statement as may have been required, if any, prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of such registration statement and amendment or amendments and of each related preliminary prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you. The Company has prepared in the same manner, and proposes so to file with the Commission, one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the 1933 Act Regulations. The Company also may file a related registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations for the purpose of registering certain additional shares of Common Stock, which registration statement will be effective upon filing with the Commission. As filed, such amendment, any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations and the final prospectus, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company shall have previously advised you in writing would be included or made therein.

     The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information contained in any Prospectus (as hereinafter defined) and deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the 1933 Act Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or, if no filing pursuant to Rule 424(b) of the 1933 Act Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted pursuant to Rule 430A of the 1933 Act Regulations to be omitted from the Registration Statement when it becomes effective. The term "462(b)

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Registration Statement" means any registration statement filed with the
Commission pursuant to Rule 462(b) of the 1933 Act Regulations (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such registration statement becomes effective).

     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened by the Commission or the state securities authority of any jurisdiction, and each Preliminary Prospectus, at the time of filing thereof, conformed in all respects to the requirements of the 1933 Act and the 1933 Act Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement or any 462(b) Registration Statement.

     (c) When the Registration Statement and any 462(b) Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement or any 462(b) Registration Statement becomes effective, when any supplement to the Prospectus is filed with the Commission, and at each Closing Date (as hereinafter defined in Section 3), (i) the Registration Statement, the 462(b) Registration Statement, the Prospectus and all amendments thereof and supplements thereto will conform in all respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) neither the Registration Statement, the 462(b) Registration Statement, the Prospectus nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement or any 462(b) Registration Statement.

     (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to own, lease and license its properties, and conduct its business as currently carried on and as currently proposed to be conducted. The Company has qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as currently carried on and as currently proposed to be conducted, requires such qualification, except where the failure to do so would not have a material adverse effect on the financial condition, results of operations, cash flows or prospects of the Company (a "Material Adverse Effect").

     (e) The Company has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The Company has the full corporate power and authority to issue, sell and deliver the Shares as provided herein. This

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Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the indemnification provisions set forth in Section 9 of this Agreement may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies.

     (f) Each consent, approval, authorization, order, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been made or obtained by the Company, and is in full force and effect, except as may be required under applicable state securities laws. The issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, (i) will not result in a breach or violation of any of the terms and provisions of, or constitute a default by the Company under its Certificate of Incorporation or Bylaws and (ii) will not result in a breach or violation of any of the terms or provisions of, or constitute a default by the Company, under, any provision of any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or to which it or its properties is subject, or (iii) will not result in a breach or violation of any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or any of its properties.

     (g) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" All of the issued and outstanding shares of Common Stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued, are fully paid and non-assessable. The Common Stock of the Company conforms to the description of the Common Stock contained in the Registration Statement and the Prospectus. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the 1933 Act or were exempt from the registration requirements of the 1933 Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. The Shares to be sold by the Company, when issued and delivered by the Company and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable and will conform in all respects to the description thereof contained in the Prospectus. No preemptive rights of stockholders exist with respect to any of the Shares. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares and no person holds a right to require registration under the 1933 Act of any shares of Common Stock of the Company at any other time No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company or Selling Stockholders. None of the issued shares of capital stock of the Company has been issued in violation of any preemptive or similar rights. There are no outstanding options, warrants or other rights calling for the issuance of any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. There is no commitment, plan or arrangement to issue any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the

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Company, except as is disclosed in the Prospectus. The Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, limited liability company, joint venture, association or other entity.

     (h) The financial statements of the Company (including all related notes and schedules) included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and its cash flows for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (subject, in the case of unaudited financial statements, to normal year-end adjustments) and in conformity with Regulation S-X of the Commission. The supporting schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary -- Summary Financial and Operating Data," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are accurately computed, fairly present the information shown therein and have been determined on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-1 or otherwise to be included in the Registration Statement, the Prospectus or any Preliminary Prospectus.

     The pro forma financial data set forth in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, the assumptions underlying the pro forma adjustments are reasonable, and such adjustments have been properly applied to the historical amounts in the compilation of such statements. All other financial and statistical data included in the Registration Statement and Prospectus present fairly and accurately the information stated therein and have been prepared and compiled on a basis consistent with the financial statements presented in the Registration Statement and Prospectus and the books and records of the Company.

     (i) Ernst & Young LLP, which has examined and is reporting upon certain of the audited financial statements and schedules included in the Registration Statement and the Prospectus, are, and were during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations. Wilkins Miller, P.C., which has examined and is reporting upon certain of the audited financial statements and schedules included in the Registration Statement and Prospectus, are, and were during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.

     (j) The Company has obtained, for the benefit of the Underwriters, from each of the Company's directors, officers and stockholders, a written agreement that for a period of 180 days from the date of the Prospectus such director, officer or stockholder will not, without your prior written consent, offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other instrument which by its

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terms is convertible into, or exercisable or exchangeable for, any shares of
Common Stock, other than the Option Shares that may be sold by the Selling Stockholders.

     (k) The Company has not sustained, since December 31, 2001, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitration or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any change in the capital stock, long-term debt, obligations under capital leases or short-term borrowings of the Company;
(ii) any event or development which could reasonably be seen as having a Material Adverse Effect; or (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company, except for liabilities or obligations incurred in the ordinary course of business or which otherwise would not have a Material Adverse Effect.

     (l) The Company is not in violation of its Certificate of Incorporation or Bylaws and, as of the date hereof, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties is subject, and no violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, has occurred or exists, in any such case where the consequences of such violation or default would have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company has operated and currently is in compliance in all material respects with any and all applicable U.S. Food and Drug Administration rules and regulations.

     (m) Except as otherwise disclosed in the Prospectus, (i) the Company has not authorized or conducted, and otherwise has no knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release or handling of (in an amount or of a type that has been or must be reported to any governmental agency, violates any Environmental Law (as hereinafter defined), or has required or could require remediation expenditures) any hazardous substance, asbestos, radon, polychlorinated biphenyl ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (collectively, "Hazardous Materials"), on, in or under any real property owned, leased or used by the Company, (ii) the Company is in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and (iii) the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except in the case of clause (i) or (ii) where such noncompliance would not have a Material Adverse Effect. Except as otherwise disclosed in the Prospectus, the Company has not received any written or oral notice from any governmental entity or any other person, and

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there is no pending or, to the knowledge of the Company, threatened claim, litigation or any administrative agency proceeding, that: (i) alleges a violation of any Environmental Laws by the Company; (ii) alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss. 9601, et seq., or any state superfund law; (iii) has resulted in or could result in the attachment of an environmental lien on any real property owned, leased or used by the Company; or (iv) alleges the occurrence of contamination of any of such real property, damage to natural resources, property damage, or personal injury based on activities of the Company, or the activities of its predecessors, if any, or third parties (whether at the real property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

     (n) The Company has good and marketable title to all real property owned by it, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are reflected in the Prospectus. Each parcel of real property owned or leased by the Company, and each improvement thereon, complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to facilities located on such real property), except for such failures to comply that would not have a Material Adverse Effect. The Company has no knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to such real property and improvements, except such proceedings or actions that would not have a Material Adverse Effect.

     (o) All real property and buildings held under lease by the Company are held under a valid, subsisting and enforceable lease with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company; such leases conform to the description thereof, if any, set forth in the Registration Statement and the Prospectus; and no notice has been given or claim asserted by anyone adverse to the rights of the Company under any of the leases or affecting the Company's rights to the continued possession of the leased property.


     (p) Except as described in the Prospectus, there is not pending, nor to the Company's knowledge threatened, any action, suit, proceeding, inquiry or investigation, against the Company or any of its officers, directors or stockholders or to which the properties, assets or rights of the Company are subject, before or brought by any court or governmental agency or body or board of arbitrators, which would, if adversely determined, have a Material Adverse Effect, or which could prevent consummation of the transactions contemplated by this Agreement.

     (q) There are no contracts or other documents required by the 1933 Act or the 1933 Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which the Company is a party which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by

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the Company and, to the best of the Company's knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect.

     (r) The Company owns, possesses or has obtained all permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities and other third parties as are necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as presently conducted and as currently proposed to be conducted, except where a failure to own, possess or obtain such permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations would not have a Material Adverse Effect. The Company has not received any notice relating to termination, revocation or modification of any such license, permit, franchise, certificate, consent, order, approval or authorization, which termination, revocation or modification would have a Material Adverse Effect.

     (s) The Company owns or possesses all intangible property rights and know-how necessary for the conduct of its business as currently carried on and as currently proposed to be carried on (collectively, the "Intellectual Property"). Except as described in the Prospectus, (i) no third parties have received rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course of business; (ii) to the Company's knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a basis for any such claim; and (vi) to the Company's knowledge there is no patent or patent application that contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that is necessary for the conduct of its businesses as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property. None of the technology employed by the Company has been obtained or, to the Company's knowledge, is being used by the Company in violation of the rights of any person or third party. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

     (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is

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compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (u) The Company has filed all federal, state, local and foreign income and franchise tax returns and tax forms required to be filed, except where the failure to do so would not have a Material Adverse Effect. The Company is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and as to which adequate reserves have been provided, except where any such default would not have a Material Adverse Effect. Such returns and forms are complete and correct in all material respects. The Company has made all payroll withholdings required to be made by it with respect to employees. The charges, accruals and reserves on the books of the Company in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company's knowledge, no tax deficiency might be reasonably asserted or threatened against the Company that could individually or in the aggregate have a Material Adverse Effect.

     (v) The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and, to the best of the Company's and the Selling Stockholders' knowledge, generally consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, and casualty and liability (including, but not limited to product liability) insurance covering the Company's operations, all of which insurance is in full force and effect.

     (w) To the Company's knowledge, no labor problem exists with the Company's employees, or is threatened or imminent, that would have a Material Adverse Effect. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal vendors, suppliers, contractors or customers that would have a Material Adverse Effect.

     (x) Neither the Company nor its officers, directors, stockholders or affiliates, have taken, and such parties will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in or constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

     (y) The Common Stock has been registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Shares have been approved for listing on The Nasdaq Stock Market's National Market (the "NSM"), subject to official notice of issuance.

     (z) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

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     (aa) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (bb) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act Regulations.

     (cc) The Company has good and marketable title to all personal property owned by it, free and clear of all encumbrances and defects; and all personal property held under lease by the Company is held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company.

     (dd) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

     (ee) The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

     (ff) The execution and delivery of the Agreement and Plan of Merger dated as of ___________________, 2002 (the "Merger Agreement") between Computer Programs and Systems, Inc., an Alabama corporation (the "Alabama Corporation"), and the Company, effecting the re-incorporation of the Alabama Corporation under the laws of the State of Delaware, was duly authorized by all necessary corporate action on the part of each of the Alabama Corporation and the Company. Each of the Alabama Corporation and the Company had all necessary corporate power and authority to execute and deliver the Merger Agreement, to file the Merger Agreement with the Secretary of State of Alabama and the Secretary of State of Delaware and to consummate the re-incorporation contemplated by the Merger Agreement. The Merger Agreement, at the time of execution and filing, constituted a valid and binding obligation of each of the Alabama Corporation and the Company, enforceable in accordance with its terms.

     (gg) For all periods from its election under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), until ________________, 2002 (the "Termination Date"), the Alabama Corporation was qualified as an S corporation pursuant to an election validly made under Subchapter S of the Code and any applicable state statute (which election has not been and will not be revoked or terminated for any such period), and the Alabama Corporation has not been and will not be subject to federal corporate income taxes for such periods. The Subchapter S election of the Alabama Corporation terminated on the Termination Date, and the Company will be subject to federal corporate income taxes from and after the date of such termination but not for any prior period.

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     (hh) The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); to the Company's knowledge, no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in Section 3(2) ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

     Section 2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter and agrees that:

     (a) The Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders, the "Custody Agreements") with Wachovia Bank, N.A., as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York Stock Exchange) representing the Shares to be sold by the Selling Stockholder.

     (b) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Stockholders, the "Powers of Attorney") appointing John Morrissey, David A. Dye, M. Stephen Walker, and any one of them acting singly, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

     (c) Such Selling Stockholder has all legal capacity necessary to execute and deliver this Agreement, the Custody Agreement and the Power of Attorney, to sell and deliver the Shares to be sold by him or her hereunder and to perform all other obligations under this Agreement, the Custody Agreement and the Power of Attorney; each of this Agreement, the Custody Agreement and the Power of Attorney has been duly executed and delivered by such Selling Stockholder and constitutes the valid and binding agreement of such Selling Stockholder, enforceable against him or her in accordance with its terms, except that the indemnification provisions set forth in Section 9 of this Agreement may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies; the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by such Selling Stockholder do not and will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the Shares to be sold by such Selling Stockholder pursuant to the terms of, or constitute a default under, any agreement or other instrument, or any order, rule or regulation of any court or governmental agency having jurisdiction over such Selling Stockholder or the Selling Stockholder's properties; and except as required by the 1933 Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required (or, if required, has been obtained) for the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by such Selling Stockholder.

     (d) At the Closing Time and any Delivery Date, such Selling Stockholder will have good and valid title to the Shares being sold by him or her hereunder; such Shares are, and at the Closing Time and any Delivery Date will be, validly authorized, duly issued and outstanding, fully paid and non-assessable Common Stock of the Company with no personal liability attaching to the ownership thereof; and upon the delivery of and payment for such Shares as contemplated herein, the Underwriters will receive good title to the Shares purchased by them, respectively, from such Selling Stockholder, free and clear of any and all liens, encumbrances, security interests and adverse claims.

     (e) Without the prior written consent of the Representatives, such Selling Stockholder, and any affiliate controlled by him or her (other than the Company), will not sell or offer or contract to sell, except to the Underwriters pursuant to this Agreement, any securities of the Company which he or she beneficially owns, within 180 days after the effective date of the Registration Statement. Such Selling Stockholder has not (i) taken, and agrees that he or she will not take, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

     (f) Except as set forth in the Prospectus, such Selling Stockholder is disposing of his or her Shares hereunder for his or her own account and is not selling such Shares, directly or indirectly, for the benefit of the Company or the Underwriters.

     (g) When any Preliminary Prospectus was filed with the Commission (i) it contained all statements required to be stated therein regarding such Selling Stockholder in accordance with, and complied in all respects regarding such Selling Stockholder with the requirements of, the 1933 Act and 1933 Act Regulations, and (ii) such statements in the Preliminary Prospectus as are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder for use therein did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto or any 462(b) Registration Statement or any amendment thereto was or is declared effective and at the Closing Time or any Date of Delivery, as the case may be, (i) it contained or will contain all statements required to be stated therein regarding such Selling Stockholder in accordance with, and complied or will comply in all respects regarding such Selling Stockholder with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) such statements in the Registration Statement any 462(b) Registration Statement or any amendment thereto as are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if any Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective), and at the Closing Time or any Date of Delivery, as the case may be, (i) the Prospectus, as amended or supplemented at any such time, contained or will contain all statements required to be contained or stated therein regarding such Selling Stockholder in accordance with, and complied or will comply in all respects regarding such Selling Stockholder with the requirements of, the 1933 Act 1933 Act Regulations and (ii) such statements in the Prospectus, as so amended or supplemented at any such time, as are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (h) The sale of the Shares by such Selling Stockholder pursuant to this Agreement is not prompted by any information concerning the Company that is not set forth in the Prospectus.

     (i) The Selling Stockholder has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

     Section 3. Sale and Delivery of Shares to the Underwriters; Closing.

     (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders agree to sell to the Underwriters named in Schedule II hereto, and each such Underwriter agrees, severally and not jointly, to purchase
from the Company and the Selling Stockholders, at a purchase price of [$   ] per
share, the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto.

     (b) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Selling Stockholders, in the denominations set forth opposite their names on Schedule I, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 450,000 Option Shares on the same terms and conditions as the Firm Shares. The option hereby granted will expire if not exercised within the 30 day period after the first date on which the Firm Shares are released by you for sale to the public. The option granted hereby may be exercised by you, as Representatives of the several Underwriters, in whole or in part (but not more than once), only for the purpose of covering the over-allotments that may be made in connection with the offering and distribution of the Firm Shares, by giving written notice to the Company and the Selling Stockholders. The notice of exercise shall set forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised in part but not in whole, then the Option Shares with respect to which the option shall have been exercised shall be sold to the Underwriters pro rata among the Selling Stockholders (based on the denominations set forth opposite their names on Schedule I), as adjusted by the Underwriters in such a manner to avoid fractional shares. If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in their respective underwriting obligation proportions.

     (c) Payment of the purchase price for and delivery of the Firm Shares shall be made at the offices of Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103 or at such other place as shall be agreed upon by the Company, the Selling Stockholders and you, at 9:00 A.M. (prevailing Eastern time), either (i) on the third full business day after the effective date of the Registration Statement, or (ii) at such other time not more than ten full business days thereafter as you, the Selling Stockholders and the Company shall determine (unless, in either case, postponed pursuant to Section 12 hereof) (such date and time of payment and delivery being herein called the "Closing Time") (the Closing Time and each Date of Delivery, if any, being sometimes referred to as a "Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and delivery of the Option Shares shall be made at the offices of Morgan Keegan & Company, Inc. in the manner set forth above, or at such other place as the Selling Stockholders and you shall determine, on the Date of Delivery as specified in the notice from you to the Company and the Selling Stockholders. Payment for the Firm Shares and the Option Shares in immediately available funds shall be made by wire transfer to the respective bank accounts designated by the Company and Wachovia Bank, N.A., as Custodian for the Selling Stockholders, against delivery to you for the respective accounts of the Underwriters of the Shares to be purchased by them.

     (d) The Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The Shares will be made available at the offices of Morgan Keegan & Company, Inc. or at such other place as Morgan Keegan & Company, Inc. may designate for examination and packaging not later than 9:00 A.M.

(prevailing Eastern time) at least two full business days prior to the Closing Time or the Date of Delivery, as the case may be.

     (e) After the Registration Statement becomes effective, you intend to offer the Shares to the public as set forth in the Prospectus, but after the initial public offering of such Shares, you may from time to time increase or decrease the public offering price, in your sole discretion, by reason of changes in general market condition or otherwise.

     Section 4. Certain Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time that this Agreement is executed and delivered by the parties hereto). If the Company elects to rely upon Rule 430A of the 1933 Act Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the 1933 Act Regulations, and subject to the provisions of Section 4(b) of this Agreement, the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b), within the time period prescribed. If the Company elects to rely upon Rule 462(b), the Company shall file a 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 A.M., prevailing Eastern time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee. The Company will notify you immediately and confirm the notice in writing, (i) when the Registration Statement, the 462(b) Registration Statement or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or the 462(b) Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any 462(b) Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threat of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

     (b) The Company will not at any time file or make any amendment to the Registration Statement or any amendment or supplement (i) to the Prospectus, if the Company has not elected to rely upon Rule 430A, or (ii) if the Company has elected to rely upon Rule 430A, to either the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b), or (iii) if the Company has elected to rely upon Rule 462(b), to any 462(b) Registration Statement, in any case if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or counsel for the Underwriters shall reasonably object to such amendment or supplement.

     (c) The Company has furnished or will furnish to you, at the Company's expense, as soon as available, as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to each Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (but without exhibits).

     (d) The Company will deliver to each Underwriter, at the Company's expense, from time to time, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and the 1933 Act Regulations. The Company will deliver to each Underwriter, at the Company's expense, as soon as the Registration Statement shall have become effective, and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as each Underwriter may reasonably request. The Company will use its best efforts to comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. In case you are required to deliver a prospectus within nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, the Company will notify you and upon your request prepare promptly and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. In case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with the requirements of Section 10(a)(3) of the 1933 Act.

     (e) The Company will use its best efforts, in cooperation with you, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

     (f) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

     (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement (in reasonable detail but which need not be audited) complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations and covering a period of at least 12 months beginning after the effective date of the Registration Statement.

     (h) During a period of three years from the date hereof, the Company will furnish to you: (i) copies of all reports mailed to stockholders of the Company; and (ii) copies of all reports and financial statements furnished to or filed with the Commission, NSM, any securities exchange or the NASD.

     (i) For a period of 180 days from the date hereof (the "Lock-Up Period"), the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, hypothecate, pledge, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, or register or publicly announce any intent to register under the 1933 Act the offer or sale of any capital stock of the Company, except for: (i) the registration of the offer and sale of the Shares and sales to the Underwriters pursuant to this Agreement; (ii) contributions to employee benefit plans in existence on the date of the execution of this Agreement; (iii) the grant of options, not exercisable during the Lock-Up Period, pursuant to the Company's 2002 Stock Option Plan in effect at the time of execution of this Agreement; and
(iv) a registration statement filed on Form S-8 limited in scope to the Company's 2002 Stock Option Plan described in the Registration Statement and Prospectus. The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

     (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

     (k) For as long as the Common Stock of the Company is publicly traded, the Company will use it best efforts to maintain the listing of its shares of Common Stock on NSM; provided that nothing herein shall prevent the Company from listing its Common Stock on the New York Stock Exchange.

     (l) If at any time during the 30-day period after the Registration Statement becomes effective, any publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement or amendment of the Prospectus), the Company agrees to forthwith consult and cooperate with you concerning the Company's response to or comment on such publication or event.

     (m) The Company will file timely and accurate information with the Commission in accordance with Rule 463 of the 1933 Act Regulations or any successor provision.

     (n) The Company will supply the Underwriters with copies of all correspondence to and from and all documents issued to and by the Commission or the Commission staff in connection with the registration of the Shares under the 1933 Act.

     Section 5. Covenants of the Selling Stockholders. Each Selling Stockholder covenants and agrees with each Underwriter as follows:

     (a) Such Selling Stockholder will pay all taxes, if any, on the transfer and sale of the Shares to be sold by him or her hereunder.

     (b) Such Selling Stockholder will comply with all reasonable requests of the Company to cause the Registration Statement to become effective, to do and perform all things to be done and performed by the Selling Stockholder hereunder prior to the Closing Time and, if applicable, the Date of Delivery, and to satisfy all conditions precedent to the delivery of the Shares to be sold by the Selling Stockholders.

     (c) During Lock-Up Period, such Selling Stockholder will not, without your prior written consent, directly or indirectly, sell, offer or contract to sell, grant any option for the sale of, hypothecate, pledge, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or any affiliate of, or otherwise issue or dispose of, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except to the Underwriters pursuant to this Agreement. The Selling Stockholder will not take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

     (d) Such Stockholder acknowledges and agrees that the shares to be sold by the Selling Stockholder hereunder, which are represented by the certificates held in custody for the Selling Stockholder, are subject to the interests of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

     (e) Such Selling Stockholder will deliver to you prior to the Closing Time a properly completed and executed U.S. Treasury Department Form W-9.

     Section 6. Payment of Expenses.

     (a) The Company will pay or cause to be paid and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters; (ii) the preparation, printing and distribution of this Agreement, the Selected Dealer Agreement, and any instruments relating to any of the foregoing; (iii) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters); (iv) the fees and disbursements of the Company's counsel and accountants; (v) the qualification of the Shares under the applicable securities laws in accordance with Section 4(e) hereof and any filing for review of the offering with the NASD, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith; (vi) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Item 14 of the Registration Statement; (vii) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares; and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder (including costs incurred in closing the purchase of the Option Shares, if any) that are not otherwise specifically provided for in this section. The Company, upon your request, will provide funds in advance for filing fees in connection with "blue sky" qualifications and the NASD.

     (b) The Selling Stockholders shall pay (i) their proportionate share of all Underwriters' commissions relating to Shares of the Company sold by such Selling Stockholders and (ii) any transfer taxes imposed on the sale of the Shares to the Underwriters by the Selling Stockholders (other than transfer taxes on resales by the Underwriters).

     Section 7. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Shares that they have severally agreed to purchase pursuant to this Agreement (whether Firm Shares at the Closing Time or, upon exercise of the option granted in Section 3, Option Shares on the Date of Delivery) are subject to the following conditions:

     (a) The Registration Statement shall have become effective not later than 5:30 P.M., prevailing Eastern time, on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M., prevailing Eastern time, on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing; as of such Closing Date the Registration Statement shall remain effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company or the Selling Stockholders, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) You shall have received the favorable opinion, dated such Closing Date, of Maynard, Cooper & Gale, P.C., counsel for the Company and the Selling Stockholders, with respect to the Company and the Selling Stockholders, together with signed or reproduced copies of such opinions for each of the other Underwriters, in form and substance satisfactory to you and counsel for the Underwriters, stating that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction within the United States in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

          (ii) the Company has all power and authority necessary to own or hold its properties and conduct its business as described in the Registration and Prospectus;

          (iii) the authorized, issued and outstanding capital stock as of _____________, 2002 is as set forth under the heading "Capitalization" in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and, to such counsel's knowledge, are fully paid and non-assessable;

          (iv) the outstanding shares of capital stock of the Company are free of statutory and, to such counsel's knowledge, contractual preemptive rights and have been issued in compliance with all state and federal securities laws; to such counsel's knowledge, there are no outstanding securities of the Company convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of capital stock of the Company and, except for options under the Company's 2002 Stock Option Plan as described in the Registration Statement and Prospectus, there are no outstanding or authorized options, warrants or rights of a similar character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of such stock; there are no restrictions upon the voting or transfer of any shares of the Company's capital stock pursuant to the Company's Certificate of Incorporation or Bylaws or any agreement or other instrument known to such counsel;

          (v) the Shares being delivered by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable;

          (vi) to such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which is required to be set forth in the Prospectus;

          (vii) the Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply in all material respects with the requirements of the 1933 Act and the 1933 Regulations, and no amendment to the Registration Statement is required to be filed which has not been filed;

          (viii) the Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion, any required filing with the Commission of the Prospectus pursuant to Rule 424 of the 1933 Act Regulations was made as of the date specified in such opinion, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

          (ix) the statements contained in the Prospectus under the caption "Description of Capital Stock", insofar they purport to summarize certain provisions of the capital stock of the Company, are correct in all material respects and constitute a fair summary thereof; the statements contained in the Prospectus under the captions "Management", "Description of Capital Stock" and "Shares Eligible for Future Sales" and in the Registration Statement in Item 14, in each case insofar as such statements constitute summaries of statutes, rules, regulations, or legal matters, are correct in all material respects and constitute a fair summary thereof;

          (x) to such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been described or filed as exhibits to the Registration Statement;

          (xi) this Agreement has been duly authorized, executed and delivered by the Company;

          (xii) the issue and sale of the Shares being delivered by the Company pursuant to this Agreement and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and, except for the registration of the Shares under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

          (xiii) to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act;

          (xiv) the Company is not and, after giving effect to the offering and sale of the Shares, will not be, an "investment company" or an entity "controlled" by an "investment company", as those terms are defined in the Investment Company Act of 1940, as amended;

          (xv) each Selling Stockholder has full right and power to enter into this Agreement, the Power of Attorney and the Custody Agreement; except for the registration of the Shares under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, such counsel has no knowledge of any consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body that is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by any Selling Stockholder and the consummation by any Selling Stockholder of the transactions contemplated hereby and thereby;

          (xvi) this Agreement has been duly executed and delivered by or on behalf of each Selling Stockholder;

          (xvii) a Power-of-Attorney and a Custody Agreement have been duly executed and delivered by each Selling Stockholder and constitute valid and binding agreements of each Selling Stockholder, enforceable in accordance with their respective terms; and

          (xviii) each Selling Stockholder has good and valid title to the Shares to be sold by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver such Shares to be sold by such Selling Stockholder hereunder.

     In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America and the laws of the State of Alabama and Delaware. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company and the Selling Stockholders in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need express no belief), as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause (ix) above).

     (c) You shall have received a favorable opinion from Bass, Berry & Sims PLC, counsel for the Underwriters, dated such Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (d) As of such Closing Date,

          (i) the Registration Statement, any 462(b) Registration Statement, and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement, any 462(b) Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, condition (financial or otherwise), stockholders' equity, results of operations, properties or prospects of the Company, otherwise than as set forth in the Prospectus, the effect of which is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the completion of the public offering or the sale of payment for the Shares;

          (iii) no action, suit or proceeding at law or in equity before or by any federal, state or other commission, court, board or administrative agency shall be pending or, to the best of the Company's knowledge, threatened against the Company that would be required to be set forth in the Prospectus, other than as set forth therein, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect;

          (iv) the Company and the Selling Stockholders shall have complied with all agreements and satisfied all conditions contained herein in all respects on their respective parts to be performed or satisfied at or prior to such Closing Date; and

          (v) the representations and warranties of the Company set forth in
     Section 1 and the representations and warranties of the Selling Stockholders set forth in Section 2 shall be accurate in all respects as though expressly made at and as of such Closing Date. You shall have received certificates, dated as of such Closing Date, executed by the Selling Stockholders and the President and the Chief Financial Officer of the Company to such effect and with respect to the following additional matters:

               (A) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act;

               (B) they have carefully reviewed the Registration Statement, any 462(b) Registration Statement and the Prospectus and when the Registration Statement and any 462(b) Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading and neither the Registration Statement, any 462(b) Registration Statement, the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth, and

               (C) all agreements herein to be performed by the Company and the Selling Stockholders, respectively, on or prior to such Closing Date have been duly performed.

     (e) On the business day preceding the date of this Agreement, you shall have received from Ernst & Young LLP a letter addressed to the Underwriters and dated the date hereof, in form and substance satisfactory to you, together with signed or reproduced copies of such letter(s) for each of the other Underwriters, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations, and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating that, in their opinion, the financial statements and any supplementary financial information and schedules included in the Registration Statement for the years ended December 31, 1999, 2000 and 2001 comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations and applicable Staff Accounting Bulletins, and (iii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters specified by you that are ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

     (f) With respect to the letter of Ernst & Young LLP delivered to you and referred to in the preceding paragraph (e) (the "E&Y Initial Letter"), you shall have received from Ernst & Young LLP a letter of such accountants, in form and substance satisfactory to you, addressed to the Underwriters and dated as of such Closing Date, together with signed or reproduced copies of such letter for each of the other Underwriters, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulation and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating that, in their opinion, the financial statements and any supplementary financial information and schedules included in the Registration Statement for the years ended December 31, 1999, 2000 and 2001 comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations and applicable Staff Accounting Bulletins, (iii) stating, as of such Closing Date (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to such Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the E&Y Initial Letter, and (iv) confirming in all material respects the conclusions and findings set forth in the E&Y Initial Letter.

     (g) On the business day preceding the date of this Agreement, you shall have received from Wilkins Miller, P.C. a letter addressed to the Underwriters and dated the date hereof, in form and substance satisfactory to you, together with signed or reproduced copies of such letter(s) for each of the other Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission.

     (h) With respect to the letter of Wilkins Miller, P.C. delivered to you and referred to in the preceding paragraph (g), you shall have received from Wilkins Miller, P.C., a letter of such accountants, in form and substance satisfactory to you, addressed to the Underwriters and dated as of such Closing Date, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission.

     (i) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in your judgment, impracticable or inadvisable to proceed with the completion of the public offering or the sale or payment for the Shares.

     (j) As of such Closing Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 7(d) and in order to evidence the accuracy and completeness of any of the representations and warranties or statements of the Company and the Selling Stockholders, the performance of any of the covenants of the Company and the Selling Stockholders, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders at or prior to such Closing Date in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the

Underwriters. The Company will furnish you with such number of conformed copies of such opinion, certificates, letters and documents as you shall request.

     (k) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

     (l) The Firm Shares and the Option Shares, if any, shall have been approved for listing on NSM upon official notice of the issuance, sale and evidence of satisfactory distribution thereof pursuant to this underwritten public offering.

     (m) Each officer, director and stockholder of the Company shall have agreed in writing as to the matters set forth in Section 1(j).

     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company and the Selling Stockholders at any time at or prior to such Closing Date, and such termination shall be without liability of any party to any other party.

     Section 8.  [Intentionally Omitted]

     Section 9.  Indemnification and Contribution.

     (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all such persons, from and against any losses, claims, damages or liabilities, joint or several, to which any such Underwriter or any such other person may become subject under the 1933 Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty or covenant of the Company herein contained or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any "blue sky" application or other document executed by the Company or based upon any information furnished in writing by the Company, filed in any jurisdiction in order to qualify any or all of the Shares under the securities laws thereof ("Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter and each such partner, director, officer, employee and controlling person for any legal or other expenses reasonably incurred by such Underwriter, partner, director, officer, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you or by any

Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by you or by any Underwriter through you consists of the information specified in Section 9(h) below; provided, further, that the Company will not be liable for any such losses, claims, damages, or liabilities arising from the sale of the Shares to any person if a copy of the Prospectus (as first filed pursuant to Rule 424(b)) or the Prospectus as amended or supplemented by all amendments or supplements thereto which has been furnished to the Underwriters (within a reasonable amount of time prior to such sale) shall not have been sent, mailed or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, but only if and to the extent that such Prospectus, if so sent or delivered, would have cured the defect giving rise to, and been a complete defense against the person asserting, such loss, claim, damage or liability. In addition to its other obligations under this Section 9(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any breach or any statement or omission, or any alleged statement or omission, described in this Section 9(a), it will reimburse the Underwriters, their partners, directors, officers, employees and controlling persons on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters and such other persons for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to an Underwriter or any such other person within 30 days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by National Bank of Commerce, Memphis, Tennessee (the "Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have.

     (b) Each Selling Stockholder, severally but not jointly, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all such persons, from and against any losses, claims, damages or liabilities, joint or several, to which any such Underwriter or any such other person may become subject under the 1933 Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty or covenant of such Selling Stockholder herein contained or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder for use therein, and will reimburse each Underwriter and each such partner, director, officer, employee and controlling person for any legal or other expenses reasonably incurred by such Underwriter, partner, director, officer, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you or by any Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by you or by any Underwriter through you consists of the information specified in Section 9(h) below; provided further, that the Selling Stockholders will not be liable for any such losses, claims, damages, or liabilities arising from the sale of the Shares to any person if a copy of the Prospectus (as first filed pursuant to Rule 424(b)) or the Prospectus as amended or supplemented by all amendments or supplements thereto which has been furnished to the Underwriters (within a reasonable amount of time prior to such sale) shall not have been sent, mailed or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, but only if and to the extent that such Prospectus, if so sent or delivered, would have cured the defect giving rise to, and been a complete defense against the person asserting, such loss, claim, damage or liability; and provided further, that the liability of such Selling Stockholder under this
Section 9(b) will be limited to an amount equal to the aggregate proceeds, net of underwriting discounts, to such Selling Stockholder from the sale of Shares by such Selling Stockholder hereunder. In addition to his or her other obligations under this Section 9(b), each Selling Stockholder agrees, severally and not jointly, that as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any breach or any statement or omission, or any alleged statement or omission, with respect to such Selling Stockholder described in this Section 9(b), he or she will reimburse the Underwriters, their partners, directors, officers, employees and controlling persons on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Selling Stockholder's obligation to reimburse the Underwriters and such other persons for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to an Underwriter or any such other person within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

     (c) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company and the Selling Stockholders against any losses, claims, damages or liabilities to which the Company or the Selling Stockholders may become subject under the 1933 Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by the Underwriters herein contained or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with information furnished to the Company by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information specified in Section 9(h) below, and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or the Selling Stockholders in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 9(c), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any breach or any statement or omission, or any alleged statement or omission, described in this Section 9(c), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company or the Selling Stockholders for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company or the Selling Stockholders within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Underwriters may otherwise have.

     The indemnity agreement in this Section 9(c) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, to the same extent as such agreement applies to the Company.

     (d) Within ten days after receipt by an indemnified party under subsection
(a), (b), (c) or (d) above of notice of commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided in this Section 9(a), 9(b) or 9(c) shall be available to any party who shall fail to give notice as provided in this Section 9(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 9(a), 9(b) and 9(c) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 9(a), 9(b) and 9(c) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 9(a), 9(b) and 9(c).

     (f) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 9 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Selling Stockholders and one or more of the Underwriters, as incurred, in such proportions that (i) the Underwriters are responsible pro rata for that portion represented by the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (ii) the Company and the Selling Stockholders are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 9(f), the partners, directors, officers and employees and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

     (g) The parties to this Agreement acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including without limitation, the provisions of this Section 9, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the 1933 Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this
Section 9, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this
Section 9 and further agree not to attempt to assert any such defense.

     (h) For purposes of this Section 9, the Underwriters severally confirm, and the Company and the Selling Stockholders acknowledge, that the concession and reallowance figures appearing in the first paragraph under the heading "Commissions and Expenses" under the caption "Underwriting" and the information set forth under the heading "Stabilization, Short Positions and Penalty Bids" under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

     Section 10. Representations and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company and the Selling Stockholders, set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the

Selling Stockholders, any Underwriter or any representative, officer, director or any controlling person with respect to an Underwriter or the Company, and will survive delivery of and payment for the Shares or termination of this Agreement.

Section 11.  Effective Date of Agreement and Termination.

     (a) This Agreement shall become effective immediately as to Sections 6 and 9 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 9:00 A.M. prevailing Eastern time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement, the Registration Statement has been declared effective, at 9:00 A.M. prevailing Eastern time on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this Section 11, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams or facsimile messages (i) advising the Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first. By giving notice before the time this Agreement becomes effective, you, as the Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective, without liability of any party to any other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 6 hereof.

     (b) You may terminate this Agreement by notice to the Company and the Selling Stockholders at any time at or prior to the Closing Date in accordance with the last paragraph of Section 7 of this Agreement.

     (c) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party, except that, notwithstanding any such termination, (i) the provisions of Section 6 and
Section 9 shall remain in effect, and (ii) if any Shares have been purchased hereunder, the representations and warranties in Section 1 and Section 2 and all obligations under Section 4 and Section 5 shall also remain in effect.

     Section 12.  Default by One or More of the Underwriters.

     (a) If any Underwriter shall default in its obligation to purchase the Firm Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Firm Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Shares, then the Company or the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Firm Shares, or the Company or the Selling Stockholders notifies you that it has so arranged for the purchase of such Firm Shares, you or the Company or the Selling Stockholders shall have the right to postpone the Closing Time for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Firm Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company or the Selling Stockholders as provided in subsection (a) above, the aggregate number of Firm Shares which remains unpurchased does not exceed 100,000, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Firm Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Shares which such Underwriter agreed to purchase hereunder) of the Firm Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Firm Shares of a defaulting Underwriter or Underwriters made by you or the Company or the Selling Stockholders as provided in subsection (a) above, the number of Firm Shares which remains unpurchased exceeds 100,000, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     Section 13. Default by the Company or the Selling Stockholders. If the Company or the Selling Stockholders shall fail at the Closing Time to sell and deliver the respective aggregate number of Firm Shares that they are obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Section 6 and except that the provisions of Section 9 shall remain in effect. No action taken pursuant to this Section shall relieve the Company or the Selling Stockholders from liability, if any, in respect of its default.

     Section 14. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed, delivered or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103, Attention: Mr. Minor Perkins, Managing Director (with a copy sent in the same manner to Bass, Berry & Sims PLC, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, Attention: John A Good, Esq.);

and notices to the Company and the Selling Stockholders shall be directed to Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695, Attention David A. Dye, President and Chief Executive Officer (with a copy sent in the same manner to Maynard, Cooper & Gale, P.C., 1901 Sixth Avenue North, Suite 2400, Birmingham, Alabama 35203, Attention Gregory S. Curran, Esq.). Each notice hereunder shall be effective upon receipt by the party to which it is addressed.

     Section 15. Parties. This Agreement is made solely for the benefit of the Underwriters, the Selling Stockholders, and the Company and, to the extent so provided, the partners, directors, officers and employees of the Underwriters and any person controlling any of the Underwriters, the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 12, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares.

     Section 16. Governing Law and Time. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee. Specified time of the day refers to United States Eastern Time, unless otherwise specified.

     Section 17. Counterparts. This Agreement may be executed in any number of counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                            Very truly yours,

                            COMPUTER PROGRAMS AND SYSTEMS, INC.

                            By
                                ------------------------------------------------
                                David Dye, President and Chief Executive Officer


                            THE SELLING STOCKHOLDERS NAMED
                                    IN SCHEDULE I:

                            By:
                                ------------------------------------------------
                                [                ], Attorney-in-Fact

Confirmed and accepted in Memphis,
Tennessee, as of the date
first above written, as
Representatives of the
Underwriters named
in Schedule II hereto.

MORGAN KEEGAN & COMPANY, INC.
RAYMOND JAMES & ASSOCIATES, INC.

By:  Morgan Keegan & Company, Inc.

         By:
             ----------------------------------------------------------
               Minor Perkins, Managing Director

                                   SCHEDULE I
                                   ----------



                                           Number of Firm      Number of Option
Selling Stockholder                      Shares to be Sold     Shares to be Sold
-------------------                      -----------------     -----------------

Dennis P. Wilkins                            1,244,398             311,099
John Heyer (individually)                      136,224              34,056
John Heyer, as trustee of the Heyer
    Family Irrevocable Trust of 2001            15,136               3,784
Bob O'Donnell                                   80,410              20,102
Bill Stillings                                  47,300              11,825
Kevin P. Wilkins                               138,266              34,567
Tabitha M. Wilkins Olzinski                    138,266              34,567


                                   Schedule I

                                   SCHEDULE II
                                   -----------


     Name                                                       Number of Shares
     ----                                                       ----------------

Morgan Keegan & Company, Inc.................................
Raymond James & Associates, Inc..............................

Total........................................................      3,000,000


                                  Schedule II